UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 1, 2011

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 5.03    Amendments to Articles of Incorporation or ByLaws; Change in Fiscal Year

Effective December 1, 2011, Audiovox Corporation (the “Company”) changed its name to VOXX International Corporation. The name change was made pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company. The Company is the surviving corporation and, in connection with the merger, we amended Article One of the Company's Amended and Restated Certificate of Incorporation to change our corporate name to VOXX International Corporation pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on December 1, 2011. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1. In addition, the By-laws of the Company were also amended and restated to reflect the name change to VOXX International Corporation. A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.2.

Item 7.01        Regulation FD Disclosure

On December 5, 2011, the Company issued a press release announcing its name change. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger filed with the Secretary of State of Delaware on December 1, 2011

3.2	Amended and Restated By-laws of VOXX International Corporation

99.1	Press Release of VOXX International Corporation, dated December 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX INTERNATIONAL CORPORATION
(Registrant)

Date: December 6, 2011
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer